EXHIBIT 99.4(i)

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                                            SAFECO Life Insurance Company
                                            5069 154th Place NE
                                            Redmond, Washington 98052-9669

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This is a legal  Contract  between the Owner  (referred  to in this  Contract as
"you" and "your") and SAFECO Life Insurance Company (referred to in this Contract as "SAFECO Life", "our", "us", and "we"). SAFECO Life is a stock company with its Home Office in Redmond, Washington.

This Contract is issued in consideration of the application and payment of the initial Purchase Payment. SAFECO Life will make annuity payments to the payee (you or someone you choose), beginning on the Annuity Date, or pay a death benefit to your Beneficiary(ies), subject to the terms of this Contract. SAFECO Life has executed and attested this Contract as of the contract date at our Home Office in Redmond, Washington.

If you have questions, comments, or complaints, please contact SAFECO Life at 1-877-4SAFECO (472-3326).

                          READ YOUR CONTRACT CAREFULLY

Right to Examine the Contract: If for any reason you are not satisfied with this Contract, you may return it within 10 days from the date you received it to SAFECO Life or to the registered representative who sold you this Contract. When we receive this Contract, we will refund your contract value, your Purchase Payments, or the greater of the two, depending on your state's requirements. In states where we are required to return Purchase Payments, we reserve the right to allocate all Purchase Payments designated for the various Portfolios to the SAFECO RST Money Market Portfolio until the Contract is 15 days old.


Signed for SAFECO Life Insurance Company by:


/s/ R.A. Pierson                                          /s/ Randall H. Talbot
R. A. Pierson                                             Randall H. Talbot
Sr. Vice President and Secretary                          President


              INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY
                                NON-PARTICIPATING

THIS IS A VARIABLE ANNUITY CONTRACT. WHEN YOUR CONTRACT VALUE AND ANNUITY PAYMENTS ARE BASED ON THE INVESTMENT EXPERIENCE OF THE PORTFOLIOS, THE DOLLAR AMOUNTS ARE NOT GUARANTEED AND WILL INCREASE OR DECREASE. ALL VALUES AND PAYMENTS BASED ON THE GUARANTEED INTEREST PERIOD FIXED ACCOUNT OPTION, WHEN TAKEN BEFORE THE END OF A GUARANTEED PERIOD, MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT. THE MARKET VALUE ADJUSTMENT MAY CAUSE SUCH VALUES AND PAYMENTS TO INCREASE OR DECREASE.
LPC-1156 3/00                     (R) Registered Trademark of SAFECO Corporation
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                               CONTRACT DATA PAGE

PRODUCT:                           SPINNAKER(R)ADVISOR - [NON-QUALIFIED ANNUITY]

OWNER:                             [JOHN DOE]
                                   [1234 MAIN ST.]
                                   [ANY CITY, WA  99999-9999]

ANNUITANT:                         [JOHN DOE]

CONTRACT NUMBER:                   [LP12345678]

CONTRACT DATE:                     [1/01/2000]

ANNUITANT'S AGE ON CONTRACT DATE:  [35]

ANNUITY DATE                       [5/20/2035]

DELIVERED IN THE STATE OF [WASHINGTON] AND GOVERNED BY ITS LAWS.

MAXIMUM ISSUE AGE:                  85

MAXIMUM ANNUITIZATION AGE:          90 (annuity payments must begin prior to the
                                    Annuitant's 91st birthday)

MINIMUM INITIAL PURCHASE PAYMENT:   $10,000

MINIMUM SUBSEQUENT PURCHASE PAYMENT:$30

MINIMUM ALLOCATIONS TO THE FIXED
ACCOUNT OPTIONS:                    Dollar  Cost  Averaging   Fixed  Account
                                    Option - $5,000.
                                    Guaranteed Interest Period Fixed Account
                                    Option - $1,000 for each selected Guaranteed
                                     Period.

MINIMUM WITHDRAWAL:                 $250, or the Contract Value if less.

MORTALITY AND EXPENSE RISK CHARGE:  Equal  on an  annual  basis to  1.25%  of the average daily value of your Contract allocated to the Portfolios.

ASSET RELATED ADMINISTRATION CHARGE:Equal  on an annual  basis to 0.20% of the average daily value of your Contract allocated to the Portfolios.

WITHDRAWAL CHARGE:                  $25 or 2% of the amount  withdrawn,
                                    whichever is less, for each  withdrawal
                                    after the first withdrawal in any Contract
                                    Year.

TRANSFER CHARGE:                    $10 or 2% of amount transferred, whichever
                                    is less, for each transfer after the 12th transfer in any Contract Year.

MARKET VALUE ADJUSTMENT:            MVA = W x (Ic - In) x Fs where
                                    W   = the amount  withdrawn,  transferred,
                                          or  annuitized  from a Guaranteed
                                          Period under the Guaranteed  Interest
                                          Period Fixed Account Option;
                                    Ic    = the interest  rate, in decimal form,
                                          credited   on  the  money   withdrawn,
                                          transferred,  or annuitized;
                                    In = the interest rate, in decimal form,
                                         that would  be credited on new money
                                         allocated  to a  Guaranteed  Period of
                                         the same  duration  as the  Guaranteed
                                         Period   from  which  money  is  being
                                         taken;
                                    Fs    = the adjustment factor,  which varies
                                          by the length of time remaining in the
                                          Guaranteed  Period  and  the  interest
                                          rate credited on the money  withdrawn,
                                          transferred, or annuitized;
                                    s     = number of years  remaining until the
                                          end  of  the  Guaranteed  Period  from
                                          which  money  is  being   taken.   The
                                          adjustment  factor for  partial  years
                                          will    be    interpolated     between
                                          whole-year adjustment factors.
LPC-1172/EF 3/00                                                Page 1 of 2
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                               CONTRACT DATA PAGE

MARKET VALUE ADJUSTMENT: (continued)

                             Adjustment Factors (Fs)
                Number of Years
                Remaining in the              Where              Where
               Guaranteed Period             Ic < 6%            Ic => 6%
           ---------------------------     -------------      -------------

                         0                     0.00               0.00
                         1                     0.90               0.90
                         2                     1.80               1.75
                         3                     2.60               2.50
                         4                     3.40               3.15
                         5                     4.10               3.80
                         6                     4.80               4.35
                         7                     5.40               4.85
                         8                     6.00               5.35
                         9                     6.50               5.75
                        10                     7.00               6.15

The MVA will be adjusted if, upon total withdrawal from a Guaranteed Period, the MVA would reduce your value in that Guaranteed Period below 100% of the original amount allocated to that Guaranteed Period accumulated at 3% annualized interest and adjusted for any prior withdrawals.

PREMIUM TAXES:As of the Contract Date, premium taxes do not apply in your state.

ELIGIBLE INVESTMENTS:
SAFECO RST Bond Portfolio                                     Fidelity VIP III Growth & Income Portfolio
SAFECO RST Equity Portfolio                                   Fidelity VIP III Growth Opportunities Portfolio
SAFECO RST Growth Opportunities Portfolio                     Franklin Small Cap Fund - Class 2
SAFECO RST Money Market Portfolio                             Franklin U.S. Government Securities Fund - Class 2
SAFECO RST Northwest Portfolio                                INVESCO VIF-Real Estate Opportunity Fund
SAFECO RST Small Company Value Portfolio                      J.P. Morgan U.S. Disciplined Equity Portfolio
AIM V.I. Aggressive Growth Fund                               Scudder VLIF Balanced Portfolio
AIM V.I. Growth Fund                                          Scudder VLIF International Portfolio
American Century VP Balanced                                  Templeton Developing Markets Securities Fund - Class 2
American Century VP International                             SAFECO Dollar Cost Averaging Fixed Account Option
Dreyfus IP MidCap Stock Portfolio                                      6-month period
Dreyfus IP Technology Growth Portfolio                                 12-month period
Dreyfus Socially Responsible Growth Fund, Inc.                SAFECO Guaranteed Interest Period Fixed Account Option
Dreyfus VIF Appreciation Portfolio                                     1-Year Guaranteed Period
Dreyfus VIF Quality Bond Portfolio                                     3-Year Guaranteed Period
Federated High Income Bond Fund II                                     5-Year Guaranteed Period
Federated Utility Fund II                                              (Longer Guaranteed Periods may be available.  Contact your
Fidelity VIP Growth Portfolio                                          Registered Representative or SAFECO Life for details.)

SEPARATE ACCOUNT: SAFECO Separate Account C

ANNUITY SERVICE OFFICE:
Home Office:                                                     Mailing Address:
SAFECO Life Insurance Company                                    SAFECO Life Insurance Company
Retirement Services                                              Retirement Services
5069 154th Place NE                                              P.O. Box 34690
Redmond, WA  98052-9669                                          Seattle, WA  98124-1690
Telephone:      877-472-3326
Fax:            425-867-8793

(R)Spinnaker is a registered trademark of SAFECO Life Insurance Company
LPC-1172/EF 3/00                                                Page 2 of 2
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
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                                                 TABLE OF CONTENTS
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CONTRACT DATA PAGE...................................................................................................Insert

DEFINITIONS
         Accumulation Phase...............................................................................................1
         Accumulation Unit................................................................................................1
         Annuitant........................................................................................................1
         Annuity Date.....................................................................................................1
         Annuity Unit.....................................................................................................1
         Beneficiary......................................................................................................1
         Contract.........................................................................................................1
         Contract Year....................................................................................................1
         Fixed Account Options............................................................................................1
         General Account..................................................................................................1
         Guaranteed Period................................................................................................1
         Income Phase.....................................................................................................1
         IRC..............................................................................................................1
         Market Value Adjustment (MVA)....................................................................................1
         Owner............................................................................................................1
         Portfolios.......................................................................................................1
         Purchase Payment.................................................................................................1
         Separate Account.................................................................................................1

THE ANNUITY CONTRACT
         ABOUT THE CONTRACT...............................................................................................2
         OWNER............................................................................................................2
         ANNUITANT........................................................................................................2
         BENEFICIARY......................................................................................................2
                  Change of Beneficiary...................................................................................2

PURCHASE PAYMENT PROVISIONS
         PURCHASE PAYMENTS................................................................................................3
         ALLOCATION OF PURCHASE PAYMENTS..................................................................................3
         ACCUMULATION UNITS...............................................................................................3

INVESTMENT OPTIONS
         VARIABLE INVESTMENT OPTIONS......................................................................................4
                  Substitution of Shares..................................................................................4
         FIXED ACCOUNT OPTIONS............................................................................................4
                  Dollar Cost Averaging Fixed Account Option..............................................................4
                  Guaranteed Interest Period Fixed Account Option.........................................................4
         CONTRACT VALUE...................................................................................................5
         TRANSFERS........................................................................................................5

CHARGES
         INSURANCE CHARGES................................................................................................6
                  Mortality and Expense Risk Charge.......................................................................6
                  Asset Related Administration Charge.....................................................................6
         WITHDRAWAL CHARGE................................................................................................6
         TRANSFER CHARGE..................................................................................................6
         PREMIUM TAXES....................................................................................................6
         INCOME OR OTHER TAXES............................................................................................6

                                                 - i -


WITHDRAWAL PROVISIONS
         WITHDRAWALS......................................................................................................7
                  Repetitive Withdrawals..................................................................................7

ANNUITY PAYMENT PROVISIONS
         ANNUITY PAYMENTS.................................................................................................7
                  Life Annuity............................................................................................8
                  Life Annuity with Guaranteed Period.....................................................................8
                  Joint and Survivor Life Annuity.........................................................................8
                  Payments Based on a Number of Years.....................................................................8
                  Automatic Option........................................................................................8
         CALCULATION OF ANNUITY PAYMENTS..................................................................................8
                  Fixed Annuity Payments..................................................................................9
                  Variable Annuity Payments...............................................................................9
                  Changing Portfolio Elections after the Annuity Date....................................................10

DEATH BENEFIT PROVISIONS
         DEATH OF ANNUITANT Prior to the Annuity Date....................................................................10
         DEATH OF OWNER Prior to the Annuity Date........................................................................10
                  Calculation of Death Benefit...........................................................................10
                  Payment of Death Benefit...............................................................................11
         DEATH OF ANNUITANT On or After the Annuity Date.................................................................12
         DEATH OF OWNER On or After the Annuity Date.....................................................................12

GENERAL PROVISIONS
         ACCOUNT STATEMENTS..............................................................................................12
         ASSIGNMENT OF BENEFITS..........................................................................................12
         COMMUNICATIONS..................................................................................................12
         ESSENTIAL DATA..................................................................................................13
         EVIDENCE OF SURVIVAL............................................................................................13
         MISSTATEMENT OF AGE OR SEX......................................................................................13
         NONPARTICIPATION................................................................................................13
         SEPARATE ACCOUNT................................................................................................13
         STATE REQUIRED BENEFITS.........................................................................................13
         SUSPENSION OF ANNUITY PAYMENTS, WITHDRAWALS, OR TRANSFERS.......................................................13
         TERMINATION OF CONTRACT.........................................................................................13
         THE CONTRACT....................................................................................................14
         VOTING RIGHTS...................................................................................................14

ANNUITY PURCHASE RATE TABLES
         VARIABLE ANNUITY PURCHASE RATE TABLE............................................................................15
         FIXED ANNUITY PURCHASE RATE TABLE...............................................................................16

                                                      -ii-
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                                   DEFINITIONS
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Accumulation Phase                  The  period   between   the  date  we
                                    allocate your first Purchase Payment and the
                                    Annuity Date.
Accumulation Unit                   A  measurement  used to  calculate  the
                                    value of a Portfolio during the Accumulation
                                    Phase and  variable  annuity  payments  made
                                    under  the  Payments  Based on a  Number  of
                                    Years annuity option.
Annuitant                           The natural  person(s)  on whose  life/lives
                                    annuity  payments  are  based.  You  are the
                                    Annuitant unless you designate  someone else
                                    before the Annuity Date.
Annuity Date                        The date annuity payments  begin under
                                    an annuity option.
Annuity Unit                        A   measurement   used  to   calculate
                                    variable  annuity payments during the Income
                                    Phase,  except for the  Payments  Based on a
                                    Number of Years annuity option.
Beneficiary                         The   person(s)   entitled  to  receive  any
                                    benefits  upon the death of the Owner or, if
                                    applicable, the Annuitant.
Contract                            This Flexible Premium Deferred Variable
                                    Annuity.
Contract Year                       A  12-month  period  starting  on  the
                                    contract  date shown on your  contract  data
                                    page and each anniversary of that date.
Fixed Account Options               The  investment  options of
                                    this  Contract  that provide for  guaranteed
                                    interest. Purchase Payments allocated to the
                                    Fixed Account  Options become part of SAFECO
                                    Life's General Account.
General Account                     The assets of SAFECO Life other than
                                    those attributable to Separate Accounts.
Guaranteed Period                   A period  of years  for which we have
                                    guaranteed  a  specific   annual   effective
                                    interest   rate   on  a   Purchase   Payment
                                    allocated to the Guaranteed  Interest Period
                                    Fixed Account Option.
Income Phase                        The period  beginning  on the  Annuity
                                    Date during which the payee receives annuity
                                    payments.
IRC                                 The  Internal   Revenue  Code  of  1986,  as
                                    amended.
Market Value Adjustment(MVA)        A positive or negative
                                    adjustment that may apply whenever money is moved from the Guaranteed Interest Period
                                    Fixed Account Option before the end of a Guaranteed Period.

Owner                               The  person(s) or  entity(ies)  named on the
                                    contract  application,  unless changed.  The
                                    Owner has all  ownership  rights  under this
                                    Contract.
Portfolios                          The variable  investment  options  available
                                    under the Contract.
Purchase Payment                    An amount  paid to SAFECO  Life for
                                    allocation  under  this  Contract,  less any
                                    premium tax due at the time this  payment is
                                    made.
Separate Account                    A   segregated    asset    account
                                    established  under  Washington law and shown
                                    on the contract data page.
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                              THE ANNUITY CONTRACT
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ABOUT THE CONTRACT                  This  Contract is an agreement
                                    between  SAFECO  Life  and you,  the  Owner,
                                    where we  promise  to pay the payee  (you or
                                    someone you choose) an income in the form of
                                    annuity payments,  beginning on the date you
                                    select,   or  a   death   benefit   to  your
                                    Beneficiary(ies). When you are investing money, your Contract is in the Accumulation
                                    Phase. Once you begin receiving annuity payments, your Contract is in the Income
                                    Phase.

                                    You purchased this Contract with the initial
                                    Purchase Payment you paid, and the Contract became effective on the contract date, shown on your contract data page.

                                    The  Contract  is called a variable  annuity
                                    because   you  can   allocate   money  among
                                    variable  investment   Portfolios  available
                                    within the Separate Account. The investment performance of the Portfolio(s) you select may be positive or negative and affects the value of your Contract and the amount of any variable annuity payments. You may also allocate money to the Fixed Account Options which credit guaranteed interest rates.

OWNER The Owner is shown on the contract application, unless changed. On the contract date, the Owner must not have been older than the maximum issue age shown on the contract data page. The Owner may exercise all ownership rights under this Contract.

                                    If this  Contract is owned by joint  Owners,
                                    they must jointly  exercise their  ownership
                                    rights,  unless we are directed otherwise by
                                    both  joint   Owners  in  writing.   On  the
                                    contract date, each joint Owner must not have been older than the maximum issue age shown on the contract data page.

ANNUITANT                           The Annuitant  is/are the person(s) on whose
                                    life/lives  annuity  payments are based. You
                                    are  the  Annuitant   unless  you  designate
                                    someone else before the Annuity Date. If you designate someone else as Annuitant, that person must not be older than the maximum annuitization age shown on the contract data page when annuity payments begin.

                                    Owners who are non-natural persons (for example, corporations or trusts) may not change the Annuitant.

BENEFICIARY                         The Beneficiary receives any benefit payable
                                    after you die or, if applicable, after the Annuitant(s) dies. You initially name your Beneficiaries on the contract application.

     Change of Beneficiary          You may change your Beneficiary designation
                                    at any time by sending us a signed and dated request. However, if a Beneficiary designation is irrevocable, that Benefici-ary must consent in writing to any change. A new Beneficiary designation revokes any prior designation and is not effective until we record the change. We are not responsible for the validity of any Beneficiary designation nor for any actions we may take prior to receiving and recording a Beneficiary change.

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                           PURCHASE PAYMENT PROVISIONS
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PURCHASE PAYMENTS                  During the  Accumulation  Phase, you
                                   may make additional Purchase Payments. You may change the amount and frequency of Purchase Payments. The minimum dollar amounts are shown on the contract data page. If you stop making Purchase Payments, all benefits under this Contract continue until the contract value is completely withdrawn.

                                   Purchase Payments must be in lawful currency of the United States and submitted to our Home Office at 5069 154th Place NE, Redmond, WA 98052-9669, or P.O. Box 34690, Seattle, WA
                                   98124-1690, or in a manner agreed to by SAFECO Life.

                                   We reserve the right to refuse any Purchase Payment. If we do not accept a Purchase Payment, we will return it within five days.

ALLOCATION OF PURCHASE PAYMENTS    Your   initial  and
                                   subsequent    Purchase   Payments   will   be
                                   allocated  according to your  instructions on
                                   your contract application. You may change the
                                   way   subsequent    Purchase   Payments   are
                                   allocated    by   providing   us   with   new
                                   instructions.

                                   Once we receive your Purchase Payment, the portion to be allocated to a Fixed Account Option is credited as of the day it is received. The portion to be allocated to the Portfolios is effective and valued as of the next close of the New York Stock Exchange
                                   (NYSE). If for any reason the NYSE is closed when we receive your Purchase Payment, it will be valued as of the close of the NYSE on its next regular business day.

                                   When we are required to guarantee a return of Purchase Payments during the Right to Examine period, we reserve the right to initially apply amounts designated for the Portfolios to the SAFECO RST Money Market Portfolio until the Contract is 15 days old. These amounts will then be allocated in the manner you selected, unless you have canceled the Contract.

ACCUMULATION                       When you make Purchase Payments or transfers
UNITS                              into a Portfolio, we credit your Contract
                                   with Accumulation Units. Conversely, when you request a withdrawal or a transfer of money from a Portfolio, Accumulation Units are liquidated. In either case, the increase or decrease in the number of your Accumulation
                                   Units is determined by taking the dollar amount of the Purchase Payment, transfer, or withdrawal and dividing it by the value of an Accumulation Unit on the date the transaction occurs.

                                   We calculate the value of an Accumulation Unit for each Portfolio after the NYSE closes each day by:
                                   (1)    determining the total value of the
                                          particular Portfolio attributable to
                                          the applicable Contracts;
                                   (2) subtracting from that amount the mortality and expense risk charge, the asset related administration charge, and any taxes SAFECO Life may incur on earnings attributable to the applicable Contracts; and
                                   (3) dividing this amount by the number of outstanding Accumulation Units of the particular Portfolio attributable to the applicable Contracts.

                                   The value of an Accumulation Unit may go up or down from day to day.

================================================================================
                               INVESTMENT OPTIONS
================================================================================

VARIABLE INVESTMENT OPTIONS        You may allocate money to
                                   the  Portfolios  shown on the  contract  data
                                   page.  We reserve the right to add,  combine,
                                   restrict,  or  remove  any  Portfolio  as  an
                                   investment    option   of   this    Contract.
                                   Portfolios    have    different    investment
                                   objectives.   Investment   performance  of  a
                                   Portfolio may be positive or negative.

     Substitution of Shares        If any shares of the Portfolios are
                                   no  longer  available,  or if in our  view no
                                   longer meet the purpose of the  Contract,  it
                                   may be  necessary  to  substitute  shares  of
                                   another   Portfolio.   We  will  seek   prior
                                   approval  of  the   Securities  and  Exchange
                                   Commission (SEC) and give you notice before doing this.

FIXED ACCOUNT OPTIONS              You may allocate money to the
                                   Fixed Account Options shown on the contract data page and described below. These options are part of SAFECO Life's General Account and provide for guaranteed interest rates.

                                   We credit interest daily from the date the money is allocated to the specific Fixed Account Option up to, but not including, the date the money is withdrawn or transferred. We credit interest at a rate that compounds over one year to the annual effective interest rate we guaranteed when the money was allocated. The annual effective interest rate will be at least 3.00%.

    Dollar Cost  Averaging  (DCA)  If you allocate all or
    Fixed Account Option           part of a Purchase Payment to the Dollar Cost
                                   Averaging  Fixed  Account
                                   Option,   we  will   credit   interest  at  a
                                   specified rate on amounts prior to their being transferred to Portfolios you select.
                                   Monthly transfers are made over a 6-month or 12-month period as selected by you. You may not make another Purchase Payment to this option until the entire value in this option has been transferred out, and you may not transfer money into this option. You may not choose this option within 12 months of the Annuity Date.



     Guaranteed Interest Period    If you allocate money to the Guaranteed
     Fixed Account Option          Interest Period Fixed Account Option, we
                                   will credit  interest at a specified rate for
                                   a Guaranteed Period. You may select different
                                   Guaranteed   Periods   for  each  amount  you
                                   allocate to this option,  and each allocation
                                   starts   a  new   Guaranteed   Period.   Each
                                   Guaranteed   Period   we  offer  may  have  a
                                   different  interest  rate.  We may change the
                                   rates we offer for new Guaranteed  Periods at
                                   any  time.   In  the   future  we  may  offer
                                   Guaranteed Periods of different lengths or stop offering some Guaranteed Periods.

                                   Money allocated to a Guaranteed Period under this option matures the day after the Guaranteed Period ends. Within 30 days after the end of the Guaranteed Period, you may:
                                   o take no action and we will automatically
                                     apply your value to a new Guaranteed Period
                                     of the same or next shorter  duration.  The
                                     next shorter  duration  will be used if the
                                     prior  Guaranteed  Period is not  currently
                                     available.  The new Guaranteed Period earns
                                     interest at the then current  interest rate
                                     for that  Guaranteed  Period and begins the
                                     day  after  the  prior  Guaranteed   Period
                                     ended; or

                                   o notify us to  allocate  all or a portion of
                                     your  value to one or more  new  Guaranteed
                                     Periods  beginning  the day after the prior
                                     Guaranteed Period ended; or
                                   o notify us to allocate all or a portion of
                                     your value to one or more of the
                                     Portfolios on the day we receive the
                                     notification; or
                                   o withdraw all or a portion of your value.

                                   If you select one of the last two alternatives, we will credit interest at the rate we are currently offering for Guaranteed Periods of the same or next shorter duration from the day after the Guaranteed Period ended until the day we receive your instructions.

                                   If you move money out before the end of a Guaranteed Period, either as a transfer, withdrawal, or to purchase annuity payments, there will be a Market Value Adjustment
                                   (MVA). The formula used to calculate the MVA is shown on the contract data page. The MVA is based primarily on the difference between the interest rate being credited to the money you move and the current interest rate offered for a Guaranteed Period of the same duration. In general, if interest rates have dropped, the MVA will be positive and if interest rates have risen, it will be negative. Unless you tell us otherwise, the MVA will be applied to your remaining contract value. If amounts are taken from more than one Guaranteed Period at the same time, the MVA is calculated individually for each Guaranteed Period. We will not apply an MVA if you move money within 30 days after the end of a Guaranteed Period.

CONTRACT VALUE                     Your contract value is the sum of the values
                                   in the Portfolios and the Fixed Account
                                   Options attributable to your Contract.
                                   We calculate this by:
                                   o adding all the Purchase Payments you
                                    invested;
                                   o subtracting the charges which have been
                                    deducted;
                                   o subtracting the withdrawals you have made
                                     (adjusted for any MVA);
                                   o adjusting for any MVA on amounts that were
                                     transferred to the Portfolios;
                                   o adjusting for each Portfolio's gain or
                                      loss;
                                   o adding the interest we credit to each Fixed
                                     Account  Option while any of your  contract
                                     value is in that option;
                                   o subtracting the amounts withdrawn for an
                                     annuity option; and
                                   o subtracting the amounts withdrawn to pay
                                     the death benefit.

Transfers                          During  the   Accumulation   Phase,  you  can
                                   transfer  money  from  any of the  Portfolios
                                   and/or  any  Guaranteed   Periods  under  the
                                   Guaranteed   Interest  Period  Fixed  Account
                                   Option to any of the Portfolios and/or any new Guaranteed Periods. In each Contract Year you can make 12 transfers free of charge.
                                   Each additional transfer in a Contract Year may have a transfer charge, as shown on the contract data page.

                                   The minimum amount you can transfer out of any Portfolio or Guaranteed Period under the Guaranteed Interest Period Fixed Account Option at one time is $500, or the entire value if less. You must transfer the entire amount out of a Portfolio or Guaranteed Period under the Guaranteed Interest Period Fixed Account Option if, after a transfer, the remaining balance would be less than $500. The minimum amount you can transfer into an investment option is:

                                   o    $50 for transfers into any Portfolio;
                                       and
                                   o    $1,000  for   transfers   into  any  new
                                        Guaranteed  Period under the  Guaranteed
                                        Interest Period Fixed Account Option.

                                   We reserve the right to reject any transfer request from any person if, in our judgment, a Portfolio would be unable to invest effectively in accordance with its investment objectives and policies or would otherwise be potentially adversely affected. We reserve the right to modify, suspend, or terminate transfer privileges at any time.


================================================================================
                                     CHARGES
================================================================================

The following charges apply to your Contract:

INSURANCE CHARGES                   Each day we make  deductions for our
                                    insurance charges. We do this as part of our
                                    calculation  of the  value  of  Accumulation
                                    Units  and  Annuity  Units.   The  insurance
                                    charge has two parts:  (1) the mortality and
                                    expense   risk  charge  and  (2)  the  asset
                                    related administration charge.

     Mortality and Expense Risk     This charge is equal, on an annual basis, to
     Charge                         a percentage of the average daily value of
                                    your Contract allocated to the Portfolios.
                                    The percentage is shown on the contract data page.

     Asset Related Administration   This charge is equal, on an annual basis, to
     Charge                         a percentage of the average daily value of
                                    your Contract  allocated to the Portfolios.
                                    The percentage is shown on the contract data page.

WITHDRAWAL CHARGE                   The withdrawal  charge,  shown on the
                                    contract data page, is deducted from your Contract for each withdrawal after the first withdrawal in a Contract Year.

                                    We will not deduct this charge for annuity payments or repetitive withdrawals.

TRANSFER CHARGE                     The  transfer  charge,  shown on the
                                    contract data page, is deducted from your Contract for each transfer after the 12th transfer in a Contract Year.

                                    Scheduled transfers authorized by us as part
                                    of an  investment  strategy  such as  dollar
                                    cost  averaging,   appreciation   sweep,  or
                                    portfolio  rebalancing  do not count against
                                    your  12  free   transfers,   provided   the
                                    scheduled transfers continue for at least 6 months.

PREMIUM TAXES                       The contract  data page shows  whether
                                    or not premium tax is charged in your state as of the Contract Date.

INCOME OR  OTHER  TAXES             Currently  we do  not  pay
                                    income   or   other    taxes   on   earnings
                                    attributable to your Contract. However, if we ever incur such taxes, we reserve the right to deduct them from your Contract.

===============================================================================
                              WITHDRAWAL PROVISIONS
===============================================================================

WITHDRAWALS                         During the Accumulation Phase, you may
                                    withdraw part or all of your contract value.
                                    Each withdrawal must be at least $250, or the contract value if less. You must with-draw the entire amount out of a Portfolio or Guaranteed Period under the Guaranteed
                                    Interest Period Fixed Account Option if, after a withdrawal, the remaining balance in the Portfolio or Guaranteed Period would be less than $500. Withdrawals are not allowed from the Dollar Cost Averaging Fixed Account
                                    Option except upon surrender of the
                                    Contract.

                                    To take withdrawals, you must send a written
                                    request  to our Home  Office.  If you take a
                                    partial  withdrawal,  you must  tell us from
                                    which Portfolio(s) and/or Guaranteed Periods
                                    under the Guaranteed  Interest  Period Fixed
                                    Account Option we are to take the withdrawal
                                    and we will not process the withdrawal until
                                    we  receive  those  instructions.   Once  we
                                    receive your valid instructions, withdrawals from the Portfolios will be effective as of the next close of the NYSE.

                                    There  may be a  withdrawal  charge.  If you
                                    move   money  out   before   the  end  of  a
                                    Guaranteed   Period  under  the   Guaranteed
                                    Interest Period Fixed Account Option, an MVA will apply.

     Repetitive Withdrawals         You  may  request   repetitive
                                    withdrawals of a  predetermined  amount on a
                                    monthly,   quarterly,  or  annual  basis  by
                                    completing the appropriate form.


===============================================================================
                           ANNUITY PAYMENT PROVISIONS
===============================================================================

ANNUITY PAYMENTS                    You must choose a lump sum or start
                                    the Income Phase no later than the maximum annuitization age shown on the contract data page, or an earlier date if required by law.
                                    During the Income Phase, the payee (you or someone you choose) receives regular annuity payments beginning on the Annuity Date.

                                    To start the Income Phase, you must notify us in writing at least 30 days prior to the date that you want annuity payments to begin. You may choose annuity payments under an annuity option described in this Contract or another annuity option that you want and that we agree to provide. If the amount applied to an annuity option is less than $5,000, we may pay you in a lump sum where permitted by state law. We reserve the right to change the payment frequency if payment amounts would be less than $250.

                                    Switching    to   the   Income    Phase   is
                                    irrevocable.   Once  you   begin   receiving
                                    annuity payments,  you cannot switch back to
                                    the  Accumulation   Phase.  You  cannot  add
                                    Purchase   Payments,   change   or   add  an
                                    Annuitant, change the annuity option, or change between fixed and variable annuity payments.

     Life Annuity                   The payee receives  monthly  annuity
                                    payments as long as the Annuitant is living.
                                    Annuity payments stop when the Annuitant dies.

     Life Annuity with Guaranteed   The payee receives monthly annuity payments
     Period                         for the longer of the  Annuitant's life or
                                    a guaranteed period of five or more years as
                                    selected  by you and agreed to by us. If the
                                    Annuitant   dies   before   all   guaranteed
                                    payments have been made, the rest will be made to the Beneficiary. Annuity payments stop the later of the date the Annuitant dies or the date the last guaranteed payment is made.

                                    As an alternative to monthly payments, the Beneficiary may elect to have the present value of the guaranteed variable annuity payments remaining as of the date the notice of death is received by us commuted at the assumed investment return of 4% and paid in a single payment.

     Joint and Survivor Life        The payee receives monthly annuity payments
     Annuity                        as long as the Annuitant is living. After
                                    the  Annuitant  dies,  the payee  receives a
                                    specified percentage of each annuity payment
                                    as long as the second  Annuitant  is living.
                                    You name the second  Annuitant  and  payment
                                    percentage   at  the  time  you  elect  this
                                    option. Annuity payments stop on the later of the date the Annuitant dies or the date the second Annuitant dies.

     Payments Based on a Number     The payee receives annuity payments based on
     of Years                       a number of years as selected by you and
                                    agreed  to by us.  You may  select  monthly,
                                    quarterly,  or annual annuity payments. Each
                                    annuity   payment   reduces  the  number  of
                                    Accumulation   Units  and/or  value  of  the
                                    Guaranteed  Interest  Period  Fixed  Account
                                    Option in the Contract. Each annuity payment
                                    made  from the  Guaranteed  Interest  Period
                                    Fixed  Account  Option  may be subject to an
                                    MVA.  Annuity  payments  continue  until the
                                    entire  value  in  the   Portfolios   and/or
                                    Guaranteed  Interest  Period  Fixed  Account
                                    Option has been paid out. You can stop these annuity payments and receive a lump sum equal to the remaining contract value plus or minus any MVA if applicable. This option does not promise to make payments for the Annuitant's life. If the Annuitant dies before all annuity payments have been made, there will be a death benefit payable to the Beneficiary.

     Automatic Option               If  you  do not  choose  an  annuity
                                    option at least 30 days  before  the  latest
                                    Annuity Date allowed under this Contract, we
                                    will  make   annuity   payments   under  the
                                    Payments Based on a Number of Years annuity option. The number of years will be equal to the Annuitant's life expectancy.

CALCULATION OF ANNUITY PAYMENTS     You can choose  whether
                                    annuity payments will be made on a fixed basis, variable basis, or both. If you don't tell us otherwise, annuity payments will be based on the investment allocations in place on the Annuity Date. After the Annuity Date, you may not switch between fixed annuity payments and variable annuity payments.

                                    The calculation  for annuity  payments under
                                    the  Payments  Based  on a  Number  of Years
                                    annuity   option  is   described   above  in
                                    "Annuity  Payments  -  Payments  Based  on a
                                    Number of Years". The following calculations apply to all other annuity options.

     Fixed Annuity Payments         The dollar  amount of each
                                    fixed  annuity  payment  will stay the same.
                                    This amount will be calculated by applying the contract value that you want to use to purchase fixed annuity payments, adjusted for any MVA, to the Fixed Annuity Purchase
                                    Rate Table of this Contract, or the current rates at that time if more favorable to you.
                                    If premium taxes are required by state law, these taxes will be deducted before the annuity payments are calculated.

     Variable Annuity  Payments     The dollar  amount of each
                                    variable annuity payment will vary depending
                                    on  the   investment   performance   of  the
                                    Portfolios that you selected.

                                    First Variable Annuity  Payment:  The dollar
                                    amount of the first variable annuity payment
                                    is  the  sum  of  the  payments   from  each
                                    Portfolio   determined   by   applying   the
                                    contract  value  used to  purchase  variable
                                    annuity payments,  as of the 15th day of the
                                    preceding  month,  to the  Variable  Annuity
                                    Purchase Rate Table of this Contract. If the
                                    NYSE  is  not   open  on  that   date,   the
                                    calculation  will be made  on the  next  day
                                    that the NYSE is open.  If premium taxes are
                                    required  by state law,  these taxes will be
                                    deducted   before  the  annuity  payment  is
                                    calculated.

                                    Subsequent Variable Annuity Payments: The dollar amount of each subsequent variable annuity payment is the sum of the payments from each Portfolio, which are determined by multiplying the number of Annuity Units credited for that Portfolio by the Annuity Unit value of that Portfolio as of the 15th of the month preceding the annuity payment. If the NYSE is not open on that date, the calculation will be made on the next day that the NYSE is open.

                                        Number of Variable  Annuity  Units:  The
                                        number of  Annuity  Units  credited  for
                                        each  Portfolio  is  the  amount  of the
                                        first annuity  payment  attributable  to
                                        that  Portfolio  divided by the value of
                                        the  applicable  Annuity  Unit  for that
                                        Portfolio  as of  the  15th  day  of the
                                        month  preceding the Annuity  Date.  The
                                        number   of   Annuity   Units   used  to
                                        calculate the variable annuity payment each month remains constant unless you change Portfolio elections.

                                        Value of Variable Annuity Units: The value of an Annuity Unit will usually increase or decrease from one month to the next. For each month after the first month, the value of an Annuity Unit of a particular Portfolio is:
                                        o    the value of that Annuity Unit as
                                             of the 15th day of the preceding
                                             month (or the next day that the
                                             NYSE is open);
                                        o    multiplied by the Net Investment
                                             Factor(s) for that Portfolio; and
                                        o    divided by the Assumed Investment
                                             Factor for the period.

                                        The Net  Investment  Factor  is a number
                                        that   represents   the  change  in  the
                                        Accumulation  Unit value of a  Portfolio
                                        on  successive  days  when  the  NYSE is
                                        open. The Net Investment  Factor for any
                                        Portfolio   for  any  valuation  day  is
                                        determined   by  dividing   the  current
                                        Accumulation  Unit  value  by the  prior
                                        day's  Accumulation  Unit value. The Net
                                        Investment   Factor   will   likely   be
                                        different  than the  Assumed  Investment
                                        Factor, and therefore the Annuity Unit value will usually increase or decrease.

                                        The  Assumed  Investment  Factor  for  a
                                        one-day  valuation period is 1.00010746.
                                        This  factor   neutralizes  the  assumed
                                        investment  return of 4% in the Variable
                                        Annuity Purchase Rate Table.

                                    We guarantee  that the dollar amount of each
                                    variable  annuity  payment  made  after  the
                                    first payment will not be adversely affected
                                    by variations in actual mortality experience
                                    or actual expenses incurred in excess of the
                                    expense  deductions   provided  for  in  the
                                    Contract.

     Changing Portfolio Elections   After the Annuity Date,  you may request to
     after the Annuity Date         change Portfolio elections once a month.
                                    Transfers  are not  allowed  to or from  the
                                    Fixed Account  Options.  Changes will affect
                                    the  number  of  units  used  to   calculate
                                    annuity payments.


================================================================================
                            DEATH BENEFIT PROVISIONS
================================================================================

DEATH OF  ANNUITANT                 If the  Annuitant  is not an Owner and the
Prior to the Annuity Date           Annuitant  dies before the  Annuity  Date,
                                    you must designate a new Annuitant. If no designation is made within 30 days after we are notified of the Annuitant's death, you will become the Annuitant.

                                    If this  Contract is owned by a  non-natural
                                    person  (for  example,   a  corporation   or
                                    trust), the death of the Annuitant will be treated as the death of the Owner.

DEATH OF OWNER                      If any Owner dies before the Annuity  Date,
Prior to the Annuity Date           or if the  Annuitant dies while annuity
                                    payments are being made under the
                                    Payments Based on a Number of Years annuity option, we will pay a death benefit to the:
                                    o surviving Owner or  joint  Owner; or if
                                      none,  then
                                    o surviving  primary  Beneficiary(ies);  or
                                      if none,  then
                                    o surviving contingent Beneficiary(ies);or
                                      if  none,  then
                                    o the estate of the last Owner to die.

     Calculation of Death Benefit   The death benefit is the higher of:
                                    (1)  the current contract value; or
                                    (2)  if the death  benefit is  payable  upon
                                         the  sole   Owner's  or  oldest   joint
                                         Owner's death,  the minimum  guaranteed
                                         death benefit.

                                    When determining the higher of (1) or (2) above, the calculations are based on the earlier of:
                                    o the date we receive proof of death and
                                         the Beneficiary's election of how to
                                         receive  payment;  or
                                    o six months from the date of death.
                                    For the purpose of comparing these amounts to determine which is higher, we will not adjust the current contract value for any applicable MVA. However, if we determine that the current contract value is the higher amount and if the death benefit is withdrawn within 60 days after we receive proof of death, we will increase the death benefit for a positive MVA but we will not decrease it for a negative MVA. If the death benefit is withdrawn more than 60 days after we receive proof of death, any MVA, whether positive or negative, will apply.

                                         Required  information received within 6
                                         months  of the  date of  death:  If the
                                         minimum    guaranteed   death   benefit
                                         exceeds the contract value, we will add
                                         the difference to the contract value on
                                         the  date  we  receive   the   required
                                         information  so that the contract value
                                         will equal the minimum guaranteed death
                                         benefit. This additional amount will be
                                         allocated to the investment  options in
                                         accordance with instructions we receive
                                         from your Beneficiary.  Thereafter, the
                                         contract   value  will  be  subject  to
                                         investment  performance  and applicable
                                         charges   until   the  date  the  death
                                         benefit is paid.

                                         Required information received more than
                                         6 months  after the date of  death:  If
                                         the minimum  guaranteed  death  benefit
                                         exceeds  the  contract   value  on  the
                                         6-month  anniversary  of  the  date  of
                                         death,  we will  credit the  difference
                                         with interest at the  prevailing  money
                                         market    rates   from   the    6-month
                                         anniversary  until the date we  receive
                                         the required information.  At that time
                                         we  will   allocate   this   additional
                                         amount, with the credited interest,  to
                                         the  investment  options in  accordance
                                         with  instructions we receive from your
                                         Beneficiary.  Thereafter,  the contract
                                         value  will be  subject  to  investment
                                         performance  and  applicable   contract
                                         charges until the date payment is made.

                                    The initial minimum guaranteed death benefit is equal to the first Purchase Payment. It is reset on each 5-year contract anniversary until the oldest Owner attains age 75. The reset benefit is equal to the immediately preceding minimum guaranteed death benefit or the contract value on that date, if higher.

                                    The  minimum  guaranteed  death  benefit  is
                                    immediately increased by additional Purchase
                                    Payments and adjusted  for  withdrawals  and
                                    annuity  payments  made  under the  Payments
                                    Based on a Number of Years  annuity  option.
                                    After such  withdrawal  or annuity  payment,
                                    the minimum guaranteed death benefit will be
                                    recalculated   by   multiplying   the  prior
                                    minimum  guaranteed  death  benefit  by  the
                                    ratio  of  the  contract   value  after  the
                                    withdrawal   or   annuity   payment  to  the
                                    contract value before the withdrawal or annuity payment.

     Payment of Death Benefit       To pay the death  benefit,
                                    we need proof of death, such as a certified copy of a death certificate, plus written direction from the Beneficiary regarding how he or she wants to receive the money. If the death benefit is payable to an Owner's estate, we will pay it in a single payment.

                                    The  Beneficiary  may elect to  receive  the
                                    death benefit as:
                                    o a lump sum payment or series of
                                      withdrawals that are completed within five
                                      years from the date of death; or
                                    o annuity    payments    made    over    the
                                      Beneficiary's life or life expectancy.  To
                                      receive annuity payments,  the Beneficiary
                                      must  make  this  election  within 60 days
                                      from  our   receipt  of  proof  of  death.
                                      Annuity payments must begin within one year from the date of death. Once annuity payments begin, they cannot be changed.

                                    If the Beneficiary is the Owner's spouse, the spouse may have the option to continue the Contract and will then be the Owner of the Contract. If this spouse is also the oldest joint Owner, the minimum guaranteed death benefit will apply on the death of this spouse. Otherwise, the benefit on the death of your spouse will be the contract value.

                                    If a Beneficiary entitled to receive a death
                                    benefit  dies  before  the death  benefit is
                                    distributed to the Beneficiary,  we will pay
                                    the death benefit to the Beneficiary's named
                                    Beneficiary    or,    if   none,    to   the
                                    Beneficiary's estate.

DEATH OF ANNUITANT                  Any amounts paid after the death of the
On or After the  Annuity  Date      Annuitant will depend on which  annuity
                                    option was selected.  If the Annuitant  dies
                                    while annuity  payments are being paid under
                                    the  Payments  Based  on a  Number  of Years
                                    annuity option,  we will pay a death benefit
                                    calculated  in the  same  manner  as a death
                                    benefit  determined  during the Accumulation
                                    Phase.  If the  last  Annuitant  dies  while
                                    annuity   payments   are  being  paid  under
                                    another  option,  we will pay any  remaining
                                    guaranteed   annuity  payments.   The  death
                                    benefit  or  remaining  guaranteed  payments
                                    will be paid in the  following  order:
                                    o to the surviving Owner or joint Owner;
                                      or if none,  then
                                    o to the surviving primary Beneficiary(ies);
                                      or if none, then
                                    o to the surviving contingent
                                      Beneficiary(ies); or if none, then
                                    o to the estate of the last Owner
                                      to  die.
                                    The  death  benefit  or  remaining   annuity
                                    payments will be distributed at least as rapidly as under the method in effect prior to the Annuitant's death.

DEATH OF OWNER                      If the Owner dies after the Annuity Date,
On or After the Annuity             any remaining annuity payments will continue
Date                                to be  distributed  at least as  rapidly  as
                                    under the annuity option then in effect. All of the Owner's Contract rights will pass to the joint Owner, if any; otherwise to the Beneficiary. If there is no Beneficiary, any remaining payments will continue to the Owner's estate.


===============================================================================
                               GENERAL PROVISIONS
===============================================================================

ACCOUNT STATEMENTS                  At least once each calendar year
                                    we will furnish you with a statement showing your contract value or, if applicable and required by law, your Annuity Units and the Annuity Unit values.

ASSIGNMENT OF  BENEFITS             You can  assign  or  otherwise
                                    transfer  this   Contract.   To  the  extent
                                    allowed by law, payments under this Contract are not subject to legal process for the claims of creditors.

COMMUNICATIONS                      All  written  communications  to you will be
                                    addressed to you at your last known address on file with SAFECO Life.

                                    All written communications to SAFECO Life must be addressed to SAFECO Life at its Home Office at 5069 154th Place NE, Redmond, Washington 98052-9669 or P.O. Box 34690,
                                    Seattle, Washington 98124-1690.

ESSENTIAL DATA                      You and each person entitled to receive
                                    benefits under this Contract must provide us with any information we need to administer this Contract. We are entitled to rely exclusively on the completeness and accuracy of data furnished by you and we will not be liable with respect to any omission or inaccuracy.

EVIDENCE OF  SURVIVAL               When any  payments  under this
                                    Contract depend upon any person being alive on a given date, we may require satisfactory proof that the person is living before making such payments.

MISSTATEMENT OF AGE OR SEX          We may require satisfactory proof of correct
                                    age or sex at any time.  If annuity
                                    payments are based on life or life
                                    expectancy and the age or sex of any
                                    Annuitant has been misstated, annuity
                                    payments will be based on the corrected
                                    information. Underpayments will be made up in a lump sum with the next scheduled payment. Overpayments will be deducted from future payments until the total is repaid.

NONPARTICIPATION                    This  Contract  is  nonparticipating,  which
                                    means it will not share in any distribution of profits, losses, or surplus of SAFECO
                                    Life.

SEPARATE ACCOUNT                    The Separate Account holds the assets that
                                    underlie the contract values invested in the Portfolios. The assets in the Separate
                                    Account are the property of SAFECO Life.
                                    However, assets in the Separate Account that are attributable to Contracts are not chargeable with liabilities arising out of any other business we may conduct. Income, gains and losses (realized and unrealized), resulting from assets in the Separate
                                    Account are credited to or charged against the Separate Account without regard to other income, gains or losses of SAFECO Life.

STATE REQUIRED BENEFITS             The  benefits  of  this
                                    Contract will not be less than the minimum benefits required by any statute of any state in which this Contract is delivered.

SUSPENSION  OF ANNUITY  PAYMENTS,   We may be required  to suspend or  postpone
WITHDRAWALS, OR TRANSFERS           payment of annuity payments, withdrawals, or
                                    transfers from the Portfolios for any period
                                    of time  when:
                                    o the NYSE is closed  (other than customary
                                      weekend or holiday closings);
                                    o trading  on the NYSE is  restricted;
                                    o an emergency exists such that disposal of
                                      or determination of the value of the
                                      Portfolio   shares  is  not  reasonably
                                      practicable;  or
                                    o the  SEC,  by  order,  so
                                    permits for your protection.

                                    In addition, we retain the right to defer payment of withdrawals or transfers from the Fixed Account Options for a period of 6 months after receiving the request. The interest rate credited to the Fixed Account Options during this period will not be less than the rate required under state law.

TERMINATION OF CONTRACT             This  Contract  will  terminate
                                    when SAFECO Life has completed all of its duties and obligations under the Contract.


THE CONTRACT                        The  Contract,  contract data page,
                                    and contract application, as may be amended,
                                    and  any   endorsements   are   the   entire
                                    Contract.  Only  an  authorized  officer  of
                                    SAFECO  Life may change this  Contract.  Any
                                    change  must  be  in  writing.  SAFECO  Life
                                    reserves the right to change the  provisions
                                    of  this   Contract   to   conform   to  any
                                    applicable law, regulation, or ruling issued by a government agency.

VOTING RIGHTS                       SAFECO Life is the legal owner of the
                                    Portfolios'   shares.    However,   when   a
                                    Portfolio  solicits  proxies  in  connection
                                    with a shareholder  vote, we are required to
                                    ask you for  instructions  as to how to vote
                                    those  shares.  All  shares are voted in the
                                    same  proportion  as  the   instructions  we
                                    received. Should we determine that we are no longer required to comply with the above, we will vote the shares in our own right.

================================================================================

================================================================================
                          ANNUITY PURCHASE RATE TABLES
===============================================================================

                      VARIABLE ANNUITY PURCHASE RATE TABLE

MORTALITY TABLE USED: The rates in the Variable Annuity Purchase Rate Table are based upon the Annuity 2000 Mortality Table projected 20 Years. An age setback of 1 year will be used if the annuity payments begin in the year 2013-2022, 2 years if the annuity payments begin in the year 2023-2032, and an additional 1-year setback for each additional 10 years. The assumed investment return in the table is 4.00%.

Age is to be taken for the exact number of years and completed months. Values for fractional ages are obtained by simple interpolation. Consideration for ages or combination of lives not shown will be furnished by SAFECO Life upon request.

       Consideration Required to Purchase $1 of Monthly Variable Annuity*

                  Life Annuity                  Life Annuity                  Life Annuity             100% Joint & Survivor**
                No Period Certain              5 Years Certain              10 Years Certain                          5 Years
                                                                                                         Life         Certain
   Age         Male          Female          Male          Female          Male          Female        Annuity        and Life
   60        $197.53        $212.16        $198.19        $212.54        $200.20        $213.72        $230.94        $231.73
   61         193.64         208.52         194.37         208.94         196.57         210.24         227.76         228.55
   62         189.65         204.77         190.44         205.23         192.88         206.66         224.45         225.24
   63         185.55         200.90         186.42         201.42         189.13         202.98         221.03         221.82
   64         181.35         196.93         182.31         197.50         185.33         199.22         217.48         218.27
   65         177.06         192.84         178.12         193.47         181.50         195.37         213.81         214.59
   66         172.68         188.65         173.87         189.33         177.63         191.43         210.02         210.80
   67         168.23         184.34         169.56         185.09         173.76         187.42         206.09         206.87
   68         163.72         179.91         165.22         180.74         169.88         183.34         202.05         202.82
   69         159.18         175.37         160.85         176.29         166.01         179.20         197.88         198.65
   70         154.60         170.71         156.48         171.73         162.17         175.01         193.59         194.36
   71         150.02         165.94         152.11         167.08         158.37         170.78         189.18         189.96
   72         145.44         161.07         147.76         162.36         154.62         166.52         184.66         185.44
   73         140.86         156.11         143.42         157.57         150.93         162.26         180.03         180.82
   74         136.27         151.08         139.09         152.73         147.30         158.01         175.30         176.10
   75         131.68         145.99         134.77         147.87         143.74         153.79         170.48         171.30
   76         127.09         140.88         130.49         143.00         140.26         149.63         165.58         166.41
   77         122.51         135.74         126.25         138.13         136.87         145.54         160.59         161.45
   78         117.95         130.59         122.05         133.29         133.58         141.54         155.55         156.44
   79         113.42         125.44         117.92         128.46         130.42         137.65         150.44         151.38
   80         108.93         120.28         113.85         123.67         127.38         133.89         145.29         146.29
   81         104.49         115.13         109.87         118.94         124.48         130.28         140.10         141.17
   82         100.10         110.01         105.98         114.28         121.74         126.86         134.89         136.05
   83          95.78         104.94         102.19         109.72         119.16         123.63         129.67         130.95
   84          91.53          99.92          98.50         105.28         116.75         120.62         124.46         125.87
   85          87.36          94.99          94.94         100.98         114.50         117.82         119.27         120.86
   86          83.26          90.15          91.50          96.85         112.41         115.23         114.12         115.93
   87          79.24          85.43          88.21          92.92         110.47         112.85         109.02         111.09
   88          75.30          80.83          85.06          89.19         108.68         110.66         103.99         106.39
   89          71.50          76.43          82.09          85.70         107.04         108.66          99.07         101.85
   90          67.84          72.24          79.28          82.44         105.56         106.88          94.29          97.48

* The consideration shown refers to the net value of the Portfolios used to purchase a variable annuity after premium taxes or other applicable charges are deducted. For example, if the Annuitant is a 65-year old male, a Life
     Annuity  initially  equivalent  to a monthly  income  of  $1,000  will cost
     $177,060. However, because this is a variable annuity, the dollar amount of this monthly income is not guaranteed and may increase or decrease.

** Annuitant and second Annuitant are assumed to be the same age.




                        FIXED ANNUITY PURCHASE RATE TABLE

MORTALITY TABLE USED: The rates in the Fixed Annuity Purchase Rate Table are based upon the Annuity 2000 Mortality Table projected 20 years. The effective interest rate assumed in the table is 2.00%.

Age is to be taken for the exact number of years and completed months. Values for fractional ages are obtained by simple interpolation. Consideration for ages or combination of lives not shown will be furnished by SAFECO Life upon request.

         Consideration Required to Purchase $1 of Monthly Fixed Annuity*

                  Life Annuity                  Life Annuity                  Life Annuity             100% Joint & Survivor**
                No Period Certain              5 Years Certain              10 Years Certain                          5 Years
                                                                                                         Life         Certain
   Age         Male          Female          Male          Female          Male          Female        Annuity        and Life
   60        $255.94        $279.92        $256.65         $280.33       $258.98        $281.70        $311.12        $312.00
   61         249.36         273.38         250.13         273.83         252.70         275.34         304.87         305.74
   62         242.72         266.76         243.56         267.26         246.40         268.91         298.51         299.38
   63         236.01         260.05         236.93         260.60         240.09         262.42         292.04         292.90
   64         229.25         253.27         230.27         253.88         233.78         255.88         285.46         286.33
   65         222.44         246.42         223.57         247.09         227.50         249.29         278.79         279.65
   66         215.61         239.50         216.87         240.23         221.25         242.67         272.02         272.88
   67         208.76         232.51         210.18         233.31         215.06         236.02         265.15         266.01
   68         201.92         225.45         203.52         226.33         208.93         229.36         258.20         259.05
   69         195.12         218.32         196.91         219.30         202.90         222.69         251.16         252.02
   70         188.37         211.14         190.37         212.22         196.98         216.04         244.06         244.91
   71         181.68         203.90         183.91         205.12         191.19         209.41         236.88         237.74
   72         175.07         196.62         177.54         198.00         185.53         202.84         229.66         230.51
   73         168.55         189.33         171.28         190.88         180.01         196.34         222.38         223.25
   74         162.10         182.04         165.10         183.81         174.64         189.94         215.08         215.95
   75         155.71         174.78         159.01         176.79         169.43         183.67         207.75         208.64
   76         149.41         167.58         153.04         169.85         164.39         177.55         200.41         201.33
   77         143.20         160.44         147.18         163.00         159.52         171.61         193.08         194.03
   78         137.08         153.39         141.45         156.26         154.85         165.86         185.77         186.75
   79         131.07         146.41         135.87         149.64         150.39         160.32         178.49         179.52
   80         125.19         139.52         130.43         143.14         146.14         155.02         171.25         172.34
   81         119.42         132.74         125.16         136.80         142.13         149.99         164.06         165.23
   82         113.80         126.08         120.06         130.63         138.35         145.25         156.95         158.22
   83         108.31         119.55         115.13         124.65         134.83         140.82         149.93         151.31
   84         102.96         113.18         110.38         118.89         131.56         136.71         143.01         144.54
   85          97.76         106.98         105.83         113.37         128.54         132.93         136.21         137.93
   86          92.70         100.97         101.48         108.12         125.74         129.45         129.54         131.50
   87          87.79          95.16          97.34         103.14         123.18         126.28         123.02         125.27
   88          83.02          89.57          93.42          98.48         120.82         123.38         116.67         119.26
   89          78.46          84.26          89.74          94.14         118.68         120.77         110.53         113.52
   90          74.10          79.24          86.28          90.11         116.76         118.46         104.61         108.05

* The consideration shown refers to the net value of the Fixed Account used to purchase a fixed annuity after premium taxes or other applicable charges are deducted. For example, if the Annuitant is a 65-year old male, a Life
     Annuity  which  provides a  guaranteed  monthly  income of $1,000 will cost
     $222,440.

** Annuitant and second Annuitant are assumed to be the same age.

